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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TORCH OFFSHORE, INC.

                  FIRST: The name of the Corporation is Torch Offshore, Inc.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the provisions of the General Corporation Law of the State of Delaware, or any successor statute (the "DGCL").

                  FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 110,000,000, divided into classes as follows:

                  (1) 100,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and

                  (2) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

Shares of any class or series of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                  The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and the Common Stock.

                           SECTION I. PREFERRED STOCK

                  Shares of Preferred Stock shall be issuable from time to time in one or more series as may be determined by the Board of Directors. Each series shall be distinctly designated. The Board of Directors is hereby expressly granted the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporated in a certificate of designations filed with the Secretary of State of the State of Delaware, the designation, powers (including voting powers and voting rights, full or limited, or no voting powers) and preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:



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                  (1) the designation of, and the number of shares of Preferred
Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) the rate and times at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, payable in cash, in kind or otherwise on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable, and the qualifications, limitations or restrictions, if any, with respect to such dividends payable, on any other shares or class or classes of capital stock of the Corporation or on any shares of other series of Preferred Stock, and a statement whether or in what circumstances such dividends shall be cumulative;

                  (3) whether shares of the series shall be convertible into or exchangeable for shares of any class or series of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                  (4) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption (including whether redemption shall be optional or mandatory), including the date or dates or event or events upon or after the occurrence of which they shall be redeemable, and the amount and type of consideration payable in case of redemption, which amount per share may vary under different conditions and at different redemption dates;

                  (5) the rights, if any, of holders of shares of the series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of the series;

                  (6) whether shares of the series shall have a sinking fund or purchase account for the redemption or purchase of shares of the series, and if so, the terms, conditions and amount of such sinking fund or purchase account;

                  (7) whether shares of the series shall have voting rights in addition to the voting rights as shall be provided by law and, if so, the terms of such voting rights, which may, without limiting the generality of the foregoing, include the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors shall determine, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock as a class, to elect one or more directors of the Corporation under such circumstances and upon such conditions as the Board of Directors shall determine; and

                  (8) any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of that series.



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                  The relative powers, preferences and rights of each series of
Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section I of this Article Fourth, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                            SECTION II. COMMON STOCK

                  (1) Voting and Dividends. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation on each matter submitted to a vote of the holders of Common Stock. Subject to any requirements with respect to preferential or participating dividends as shall be provided by the express terms of any outstanding series of Preferred Stock, holders of the Common Stock shall be entitled to receive such dividends thereon, if any, as may be declared from time to time by the Board of Directors.

                  (2) Liquidation. In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Common Stock then outstanding shall be entitled to receive such assets and properties of the Corporation, tangible and intangible, as are available for distribution to stockholders of the Corporation ratably in proportion to the number of shares of Common Stock held by each holder, after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which holders of each outstanding series of Preferred Stock are entitled by the express terms of such series.

                  (3) Foreign Ownership of Common Stock.

                           (a) In General. It is the policy of the Corporation that Non-Citizens should Own, individually or in the aggregate, no more than the Permitted Percentage of the Common Stock. If at any time Non-Citizens, individually or in the aggregate, become the Owners of more than the Permitted Percentage of the Common Stock, then the Corporation shall have the power to take the actions prescribed in subparagraphs (c), (d) and (e) of this paragraph (3) of this Section
         II. The provisions of paragraphs (3) and (4) of this Section II are intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended (collectively, the "Maritime Laws") and the regulations promulgated thereunder. Any amendments to the Maritime Laws or the regulations relating to the citizenship of vessel owners are deemed to be incorporated herein by reference.



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                           (b) Dual Stock Certificate System. To implement the
         policy set forth in subparagraph (a) hereof, the Corporation may institute a Dual Stock Certificate System such that (i) each stock certificate representing shares of Common Stock that are Owned by a Citizen shall be marked "Citizen" and each stock certificate representing shares of Common Stock that are Owned by a Non-Citizen shall be marked "Non-Citizen," but with all such stock certificates to be identical in all other respects and to comply with all provisions of the DGCL; (ii) to the extent necessary to enable the Corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the Corporation may require the record holders and the Owners of such Common Stock to confirm their citizenship status from time to time, and dividends payable with respect to stock held by such record holder or Owned by such Owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and
         (iii) the stock transfer records of the Corporation shall be maintained in such manner as to enable the percentage of Common Stock that is Owned by Non-Citizens and by Citizens to be confirmed. The Board of Directors is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement the policy set forth in subparagraph (a) hereof.

                           (c) Restrictions on Transfer. Any transfer, or attempted transfer, of any shares of Common Stock, the effect of which would be to cause one or more Non-Citizens to Own Common Stock in excess of the Permitted Percentage, shall be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such transfer or purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this paragraph (3) of this Section
         II. A citizenship certificate may be required from all transferees (and from any recipient upon original issuance) of Common Stock of the Corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for an Owner, such Owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

                           (d) No Voting Rights; Temporary Withholding of Dividends and Other Distributions. If on any date (including any record date) the number of shares of Common Stock that is Owned by Non-Citizens is in excess of the Permitted Percentage (such shares herein referred to as the "Excess Shares"), the Corporation shall determine those shares Owned by Non-Citizens that constitute such Excess Shares. The determination of those shares that constitute Excess Shares shall be made by reference to the date or dates such shares were acquired by Non-Citizens, starting with the most recent acquisition of shares of Common Stock by a Non-Citizen and including, in reverse chronological order of acquisition, all other acquisitions of shares of Common Stock by Non-Citizens from and after the acquisition of those shares of Common Stock by a Non-Citizen that first caused the Permitted Percentage to be exceeded. The determination of the Corporation as to those shares that constitute the Excess Shares shall be conclusive. Shares deemed to constitute such Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of



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         determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares and any dividend or distribution with respect thereto that has been withheld shall be due and paid solely to the record holders of such shares at the time the Permitted Percentage is no longer exceeded.

                           (e) Redemption of Excess Shares. The Corporation shall have the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

                                    (i)      the per share redemption price (the
                                             "Redemption Price") to be paid for
                                             the Excess Shares to be redeemed
                                             shall be the sum of (A) the Average
                                             Closing Sales Price of the Common
                                             Stock and (B) any dividend or
                                             distribution declared with respect
                                             to such shares prior to the date
                                             such shares are called for
                                             redemption hereunder but which has
                                             been withheld by the Corporation
                                             pursuant to subparagraph (d). As
                                             used herein, the term "Average
                                             Closing Sales Price" shall mean the
                                             average of the closing sales prices
                                             of the Common Stock on the New York
                                             Stock Exchange Composite Tape
                                             during the ten (10) trading days
                                             immediately prior to the date the
                                             notice of redemption is given;
                                             except that, if the Common Stock is
                                             not traded on the New York Stock
                                             Exchange, then the closing sales
                                             prices of the Common Stock on any
                                             other national security exchange on
                                             which such Common Stock is listed,
                                             and if not listed on any national
                                             security exchange, the closing
                                             sales prices as quoted in the
                                             Nasdaq National Market System, and
                                             if not so quoted, the mean between
                                             the representative bid and ask
                                             prices as quoted by Nasdaq or
                                             another generally recognized
                                             reporting system, on each of such
                                             ten (10) trading days;

                                    (ii)     the Redemption Price shall be paid
                                             in cash;

                                    (iii)    a notice of redemption shall be
                                             given by first class mail, postage
                                             prepaid, mailed not less than ten
                                             (10) days prior to the redemption
                                             date to each holder of record of
                                             the shares to be redeemed, at such
                                             holder's address as the same
                                             appears on the stock register of
                                             the Corporation. Each such notice
                                             shall state (A) the redemption
                                             date, (B) the number of shares of
                                             Common Stock to be redeemed from
                                             such holder, (C) the Redemption
                                             Price, and the manner of payment
                                             thereof, (D) the place where
                                             certificates for such



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                                             shares are to be surrendered for
                                             payment of the Redemption Price,
                                             and (E) that dividends on the
                                             shares to be redeemed will cease to
                                             accrue on such redemption date;

                                    (iv)     from and after the redemption date,
                                             dividends on the shares of Common
                                             Stock called for redemption shall
                                             cease to accrue and such shares
                                             shall no longer be deemed to be
                                             outstanding and all rights of the
                                             holders thereof as stockholders of
                                             the Corporation (except the right
                                             to receive from the Corporation the
                                             Redemption Price) shall cease. Upon
                                             surrender of the certificates for
                                             any shares so redeemed in
                                             accordance with the requirements of
                                             the notice of redemption (properly
                                             endorsed or assigned for transfer
                                             if the Board of Directors shall so
                                             require and the notice shall so
                                             state), such shares shall be
                                             redeemed by the Corporation at the
                                             Redemption Price. In case fewer
                                             than all the shares represented by
                                             any such certificate are redeemed,
                                             a new certificate shall be issued
                                             representing the shares not
                                             redeemed without cost to the holder
                                             thereof; and

                                    (v)      such other terms and conditions as
                                             the Board of Directors may
                                             reasonably determine.

                           (f) Determination of Citizenship. In determining the citizenship of the Owners or their transferees of its Common Stock, the Corporation may rely on the stock transfer records of the Corporation and the citizenship certificates given by the Owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to prove the citizenship of such Owners, transferees or recipients of the Common Stock. The determination of the citizenship of Owners and their transferees of the Common Stock may also be subject to proof in such other way or ways as the Corporation may deem reasonable. The Corporation may at any time require proof, in addition to the citizenship certificates, of the Owner or proposed transferee of shares of Common Stock, and the payment of dividends may be withheld, and any application for transfer of ownership on the stock transfer records of the Corporation may be refused, until such additional proof is submitted. The determination of the Corporation as to the citizenship of the Owners or their transferees of its Common Stock in accordance with this subparagraph (f) shall be conclusive.

                           (g) Severability. Each provision of this paragraph
         (3) of this Section II is intended to be severable from every other provision. If any one or more of the provisions contained in this paragraph (3) of this Section II is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this paragraph (3) of this Section II shall not be affected, and this paragraph (3) of this Section II shall be construed as if the provisions held to be invalid, illegal or unenforceable had been reformed to the extent required to be valid, legal and enforceable.



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                  (4) For purposes of paragraphs (3) and (4) of this Section II:

                           (a) A Person shall be deemed to be the "Owner" of, or to "Own" shares of Common Stock to the extent such Common Stock is owned beneficially or held of record by such Person, or may be voted by such Person, or which by any other means whatsoever is controlled by such person, or in which control is permitted to be exercised by such Person (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose).

                           (b) "Citizen" shall mean: (i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law; (ii) any corporation (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which not less than 75% of its stock is Owned by Persons who are Citizens, (C) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens and (D) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens; (iii) any partnership
         (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which all general partners are Citizens and (C) of which not less than a 75% interest is Owned by Persons who are Citizens; (iv) any association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof,
         (B) whose president or other chief executive officer (or equivalent position), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (C) of which not less than 75% of the voting power is Owned by Citizens and (D) of which more than 50% of that number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens; (v) any joint venture (if not an association, corporation or partnership) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (B) of which all co-venturers are Citizens; and
         (vi) any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (B) of which the trustee is a Citizen and (C) of which not less than a 75% interest is held for the benefit of Citizens.

                           (c) The term "Non-Citizen" shall mean any Person other than a Citizen.

                           (d) The term "Permitted Percentage" shall mean a percentage 2% less than the percentage that would cause the Corporation to be no longer qualified as a Citizen qualified to engage in coastwise trade under the Maritime Laws.

                           (e) The term "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

                           SECTION III. CAPITAL STOCK

                  (1) Preemptive Rights. No stockholder of the Corporation shall by reason of his holding shares of any class or series of capital stock of the Corporation have any preemptive or preferential right to purchase, acquire, subscribe for or otherwise receive any shares or securities



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of any class or series of capital stock of the Corporation, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a resolution adopted by the Board of Directors with respect to a series of Preferred Stock.

                  (2) Cumulative Voting. Cumulative voting of shares of any class or series of capital stock of the Corporation having voting rights is prohibited, unless specifically provided for in a resolution adopted by the Board of Directors with respect to a series of Preferred Stock.

                  FIFTH: The name and mailing address of the incorporator are as follows:

                           Name                                        Mailing Address
                           ----                                        ---------------
                  William J. Blackwell                        401 Whitney Avenue, Suite 400
                                                              Gretna, Louisiana 70056-2596

                  SIXTH: The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation and the name and mailing address of the persons to serve as directors of the Corporation until the first annual meeting of the stockholders or until their successors are duly elected and qualified are:

                           Name                                   Mailing Address
                           ----                                   ---------------
                  Lyle G. Stockstill                        401 Whitney Avenue, Suite 400
                                                            Gretna, Louisiana 70056-2596

                  Lana J. Hingle Stockstill                 401 Whitney Avenue, Suite 400
                                                            Gretna, Louisiana 70056-2596

                  William J. Blackwell                      401 Whitney Avenue, Suite 400
                                                            Gretna, Louisiana 70056-2596

                  Curtis Lemons                             401 Whitney Avenue, Suite 400
                                                            Gretna, Louisiana 70056-2596

                  John Reynolds                             401 Whitney Avenue, Suite 400
                                                            Gretna, Louisiana 70056-2596

                  Ken Wallace                               401 Whitney Avenue, Suite 400
                                                            Gretna, Louisiana 70056-2596


                  SEVENTH: (1) In General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the



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Corporation, subject to the provisions of the DGCL, this Certificate of
Incorporation and any Bylaws of the Corporation (the "Bylaws") adopted by the stockholders of the Corporation; provided, however, than no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior acts of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

                  (2) Number, Election and Terms of Directors. The number of directors that shall constitute the whole Board of Directors shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws shall so provide. Each director shall hold office for the full term for which such director is elected and until such director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

                  (3) Removal of Directors. No director of the Corporation shall be removed from such office by vote or other action of the stockholders of the Corporation or otherwise, except by the affirmative vote of holders of at least a majority of the voting power of the then outstanding capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Any such removal of a director of the Corporation may be with or without cause. Notwithstanding the above, whenever holders of shares of one or more outstanding series of Preferred Stock are entitled to elect one or more directors of the Corporation under circumstances as shall be provided by the Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, any director of the Corporation so elected may be removed in accordance with such provisions.

                  EIGHTH: After the first date upon which Lyle G. Stockstill, Lana J. Hingle Stockstill, The Lyle G. Stockstill Trust No. 1 and The Lana Hingle Stockstill Trust No. 1 are not in the aggregate beneficial owners of a majority of the outstanding voting stock of the Corporation entitled to vote generally in the election of the Board of Directors, no action required to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied. Unless otherwise provided by the DGCL, by the Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the whole Board of Directors, and no such special meeting may be called by stockholders or any other person or persons.

                  NINTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws.

                  TENTH: A director of the Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a



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director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or hereafter may be amended, supplemented or replaced or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  ELEVENTH: The provisions of Section 203 of the DGCL shall not be applicable to the Corporation.

                  TWELFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



                                      * * *



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                  I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring that this is my act and deed, and that the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of January, 2001.

                                       /s/ William J. Blackwell
                                       ----------------------------------------
                                           William J. Blackwell



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